Draft: 25/02/03                                                   Exhibit 10.2.1

                                   FORM OF SERIES [1/2/4] CLASS [A/B/C] SCHEDULE

                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT

                                dated as of [o]


between

(1)   [o] ("PARTY A");

(2)   PERMANENT FINANCING (NO. 2) PLC ("PARTY B"); and

(3) STATE STREET BANK AND TRUST COMPANY (the "SECURITY TRUSTEE", which expression shall include its successors and assigns and which has agreed to become a party to this Agreement solely for the purpose of taking the benefit of Parts 5(b) and (l) and assuming the obligations under the final paragraph of Part 5(f) of the Schedule to this Agreement).

Part 1. TERMINATION PROVISIONS

(a)   "SPECIFIED ENTITY" means in relation to Party A for the purpose of:-

      Section 5(a)(v), none

      Section 5(a)(vi), none

      Section 5(a)(vii), none

      Section 5(b)(iv), none

      and in relation to Party B for the purpose of:-

      Section 5(a)(v), none

      Section 5(a)(vi), none

      Section 5(a)(vii), none

      Section 5(b)(iv), none

(b)   "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

(c) The "CROSS DEFAULT" provisions of Section 5(a)(vi), will not apply to Party A and will not apply to Party B.

(d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f) PAYMENTS ON EARLY TERMINATION. For the purposes of Section 6(e) of this Agreement:-

      (i)   Market Quotation will apply.

      (ii)  The Second Method will apply.

(g)   "TERMINATION CURRENCY" means Sterling.

Part 2. TAX REPRESENTATIONS

(a) PAYER REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) PAYEE REPRESENTATIONS. For the purposes of Section 3(f) of the Agreement, Party A makes the representation specified below (the "ADDITIONAL TAX REPRESENTATION"):

      (i) it is a party to each Transaction solely for the purposes of a trade (or part of a trade) carried on by it in the United Kingdom through a branch or agency; or

      (ii) it is resident in the United Kingdom or in a jurisdiction with which the United Kingdom has a double tax treaty which makes provision, whether for relief or otherwise, in relation to interest.

(c) ADDITIONAL TERMINATION EVENT. The Additional Tax Representation proves to have been incorrect or misleading in any material respect with respect to one or more Transactions (each an "AFFECTED TRANSACTION" for the purposes of this Additional Termination Event) when made or repeated or deemed to have been made or repeated. The Affected Party shall be Party A only.

Part 3.  AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)   Tax forms, documents or certificates to be delivered are:


      PARTY REQUIRED TO         FORM/DOCUMENT/         DATE BY WHICH TO BE DELIVERED
      DELIVER DOCUMENT          CERTIFICATE

                                None


(b)   Other documents to be delivered are:

      PARTY REQUIRED                                                          COVERED BY
      TO DELIVER         FORM/DOCUMENT/                 DATE BY WHICH         SECTION 3(D)
      DOCUMENT           CERTIFICATE                    TO BE DELIVERED       REPRESENTATION
      Party A and        Appropriate                    On signing of         Yes
      Party B            evidence of                    this Agreement
                         its signatory's
                         authority

      Party B            Certified copy of              On signing of         Yes
                         board resolution               this Agreement




      Party A            Legal opinion[(s)]             On signing of         No
                         in form and substance          this Agreement
                         satisfactory to Party B


      Party B            Legal opinion from Allen &     On signing of         No
                         Overy                          this Agreement


      [Party A           The Credit Support             On signing of         Yes]1
                         Document in respect of Party   this Agreement
                         A

------------------------------
1 AIG only

Part 4.  MISCELLANEOUS

(a)   ADDRESSES FOR NOTICES.

      Address for notices or communications to Party A:

      Address:       [o]

      Attention:     [o]

      Facsimile No.: [o]


      Address for notices or communications to Party B:

      Address:       Blackwell House
                     Guildhall Yard
                     London
                     EC2V 5AE

      Attention:     The Secretary

      Facsimile No.: 020 7566 0975

      With a copy to: (i) HBOS Treasury Services plc:

      Address:       33 Old Broad Street
                     London
                     EC2N 1HZ

      Attention:     Head of Capital Markets and Securitisation

      Facsimile No.: 020 7574 8784

                     (ii) the Security Trustee:

      Address:       1 Canada Square
                     Canary Wharf
                     London
                     E14 5AF

      Attention:     Corporate Trust

      Facsimile No.: 020 7416 2548

(b)   PROCESS AGENT. For the purpose of Section 13(c) of this Agreement:

      Party A appoints as its Process Agent: [o]2/None



------------------------------
2 For CDC/JPMorgan

      Party B appoints as its Process Agent: None.

(c)   OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(d)   MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:

      Party A is not a Multibranch Party.

      Party B is not a Multibranch Party.

(e)   CALCULATION AGENT. The Calculation Agent is Party A.

(f)   CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document:

      In respect of Party A: None.

      In respect of Party B: None.

(g) CREDIT SUPPORT PROVIDER. Credit Support Provider means in relation to Party A, none/[o]3.

      Credit Support Provider means in relation to Party B, none.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with English law.

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will apply to Transactions entered into under this Agreement unless otherwise specified in a Confirmation.

(j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.


------------------------------
3 AIG only

Part 5.  OTHER PROVISIONS

(a)   NO SET-OFF

(i) All payments under this Agreement shall be made without set-off or counterclaim, except as expressly provided for in Section 6.

(ii)  Section 6(e) shall be amended by the deletion of the following sentence:

      "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

(b)   SECURITY INTEREST

Notwithstanding Section 7, Party A hereby agrees and consents to the assignment by way of security by Party B of its interests under this Agreement (without prejudice to, and after giving effect to, any contractual netting provision contained in this Agreement) to the Security Trustee (or any successor thereto) pursuant to and in accordance with the Second Issuer Deed of Charge and acknowledges notice of such assignment. Each of the parties hereby confirms and agrees that the Security Trustee shall not be liable for any of the obligations of Party B hereunder.

(c)   DISAPPLICATION OF CERTAIN EVENTS OF DEFAULT

Section 5(a)(ii), Section 5(a)(iii), Section 5(a)(iv), Section 5(a)(v), Section 5(a)(vii)(2),(5),(6),(7) and (9) and Section 5(a)(viii) will not apply in respect of Party B.

Section 5(a)(vii)(8) will not apply to Party B to the extent that it applies to
Section 5(a)(vii)(2), (5),(6),(7) and (9).

(d)   DISAPPLICATION OF CERTAIN TERMINATION EVENTS

The "Tax Event" and "Tax Event upon Merger" provisions of Section 5(b)(ii) and 5(b)(iii) will not apply to Party A or to Party B.

(e)   ADDITIONAL EVENT OF DEFAULT

The following shall constitute an additional Event of Default with respect to Party B:

"ISSUER NOTE ACCELERATION NOTICE. The Security Trustee serves an Issuer Note Acceleration Notice, as defined in Condition 9 of the Series [1/2/4] Class [A/B/C] Second Issuer Notes, on Party B (which shall be the Defaulting Party)."

(f)   RATINGS EVENT

(i) In the event that the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor) [or any credit support provider from time to time in respect of Party A / the Credit Support Provider of Party A (or its successor)]4 cease to be rated at least as high as ["AA-"] by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc. ("S&P") and, as a result of such downgrading, the then current



------------------------------
4 Option 2 for AIG only
      rating of the Series [1/2/4] Class [A/B/C] Second Issuer Notes is downgraded or placed under review for possible downgrade by S&P (an "S&P RATING EVENT"), then Party A will, within 30 days of the occurrence of such Ratings Event at its own cost either:

      (A) put in place an appropriate mark-to-market collateral agreement, (which may be based on the credit support documentation published by ISDA, or otherwise, and relates to collateral in the form of cash or securities or both) in support of Party A's obligations under this Agreement on terms satisfactory to the Security Trustee (whose consent shall be given if S&P confirms that the provision of such collateral would maintain the ratings of the Series [1/2/4] Class [A/B/C] Second Issuer Notes or restore the rating of the Series [1/2/4] Class [A/B/C] Second Issuer Notes by S&P to the level it would have been at immediately prior to such S&P Rating Event) provided that (x) Party A shall be deemed to have satisfied the requirements of S&P if the amount of collateral agreed to be provided in the form of cash and/or securities (the "COLLATERAL AMOUNT") is determined on a basis which is no more onerous than the criteria of S&P as at 30th September, 1999 which enables entities rated lower than a specified level to participate in structured finance transactions which, through collateralisation are rated at a higher level (as referred to, in part, in the article entitled New Interest Rate Currency Swap Criteria Broadens Allowable Counterparties in the January 1999 issue of S&P's Structured Finance Publication) (the "S&P CRITERIA") and (y) the Collateral Amount shall not be required to exceed such amount as would be required (in accordance with the S&P Criteria) to maintain or restore the rating of the Series [1/2/4] Class [A/B/C] Second Issuer Notes at or to the level they would have been at immediately prior to such S&P Rating Event;

      (B) transfer all of its rights and obligations with respect of this Agreement to a replacement third party satisfactory to the Security Trustee (whose consent shall be given if S&P confirms that such transfer would maintain the ratings of the Series [1/2/4] Class [A/B/C] Second Issuer Notes by S&P at, or restore the rating of the Series [1/2/4] Class [A/B/C] Second Issuer Notes by S&P to, the level it would have been at immediately prior to such S&P Rating Event);

      (C) obtain a guarantee of its rights and obligations with respect to this Agreement from a third party satisfactory to the Security Trustee (whose consent shall be given if S&P confirms that such guarantee would maintain the rating of the Series [1/2/4] Class [A/B/C] Second Issuer Notes at, or restore the rating of the Series [1/2/4] Class [A/B/C] Second Issuer Notes to, the level it would have been at immediately prior to such S&P Rating Event); or

      (D) take such other action as Party A may agree with S&P as will result in the rating of the Series [1/2/4] Class [A/B/C] Second Issuer Notes following the taking of such action being maintained at, or restored to, the level it would have been at immediately prior to such S&P Rating Event.

      If any of (i)(B), (i)(C) or (i)(D) above are satisfied at any time all collateral (or the equivalent thereof, as appropriate) transferred by Party A pursuant to (i)(A) will be transferred to Party A and Party A will not be required to transfer any additional collateral.

(ii)  In the event that:

      (A) the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor) [or any credit support provider in respect of Party A / the Credit Support Provider of Party A (or its successor)]5, ceases to be rated at least as high as ["A1"] (or its equivalent) by Moody's; or

      (B) [the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider in respect of Party A cease to be rated at least as high as ["Prime-1"] (or its equivalent) by Moody's,]6

      (such cessation being an "INITIAL MOODY'S RATING EVENT"), then Party A will, within 30 days of the occurrence of such Initial Moody's Rating Event, at its own cost either:

      (1) transfer all of its rights and obligations with respect to this Agreement to either (x) a replacement third party with the Required Ratings (as defined below) domiciled in the same legal jurisdiction as Party A or Party B, or (y) a replacement third party as agreed with Moody's;

      (2) procure another person to become co-obligor in respect of the obligations of Party A under this Agreement, such co-obligor may be either (x) a person with the Required Ratings (as defined below) domiciled in the same legal jurisdiction as Party A or Party B, or
            (y) such other person as agreed with Moody's;

      (3)   take such other action as agreed with Moody's; or[/and

      (4) pending compliance with (ii)(1), (ii)(2) or (ii)(3),]7 put in place a mark-to-market collateral agreement in a form and substance acceptable to Moody's (which may be based on the credit support documentation published by ISDA, or otherwise, and relates to collateral in the form of cash or securities or both) in support of its obligations under this Agreement which complies with the Moody's Criteria (as defined below) or such other amount as may be agreed with Moody's.

      If any of (ii)(1), (ii)(2) or (ii)(3) above are satisfied at any time, all collateral (or the equivalent thereof, as appropriate) transferred by Party A pursuant to (ii)(4) will be transferred to Party A and Party A will not be required to transfer any additional collateral.

(iii) In the event that:

      (A) the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor) [or any credit support provider in respect of Party A / the Credit Support Provider of Party A (or its successor)]8 cease to be rated as high as ["A3/Baa2"]9 (or its equivalent) by Moody's; or



-----------------------------
5 Option 2 for AIG only
6 Delete if Party A is AIG
7 Delete if use "best efforts" in (f)(iii)(1) and (f)(v)(C) below
8 Option 2 for AIG only
9 Use A3 if use "reasonable efforts" and Baa2 if use "best efforts" in
  (f)(iii)(1) and (f)(v)(C) below

      (B) [the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider in respect of Party A cease to be rated as high as ["Prime-2"] (or its equivalent) by Moody's,]10

      (such cessation being a "SUBSEQUENT MOODY'S RATING EVENT"), then Party A will:

      (1) within 30 days of the occurrence of such Subsequent Moody's Rating Event on a [reasonable/best] efforts basis, and at its own cost, attempt either to:

            (aa) transfer all of its rights and obligations with respect to this Agreement to either (x) a replacement third party with the Required Ratings (as defined below) domiciled in the same legal jurisdiction as Party A or Party B, or (y) a replacement third party as agreed with Moody's;

            (bb) procure another person to become co-obligor in respect of the obligations of Party A under this Agreement, such co-obligor may be either (x) a person with the Required Ratings (as defined below) domiciled in the same legal jurisdiction as Party A or Party B, or (y) such other person as agreed with Moody's; or

            (cc)  take such other action agreed with Moody's; and

      (2) within 10 days of the occurrence of such Subsequent Moody's Rating Event, put in place at its own cost pending compliance with
            (iii)(1)(aa), (iii)(1)(bb) or (iii)(1)(cc) above a mark-to-market collateral agreement in a form and substance acceptable to Moody's (which may be based on the credit support documentation published by ISDA, or otherwise, and relates to collateral in the form of cash or securities or both) in support of its obligations under this Agreement which complies with the Moody's Criteria (as defined below) or such other amount as may be agreed with Moody's.

      If any of (iii)(1)(aa), (bb) or (cc) are satisfied at any time, all collateral (or the equivalent thereof, as appropriate) transferred by Party A pursuant to (iii)(2) will be transferred to Party A and Party A will not be required to transfer any additional collateral.

For the purposes of (ii) and (iii), "REQUIRED RATINGS" means, in respect of the relevant entity, [its short-term, unsecured and unsubordinated debt obligations are rated at least as high as "Prime-1" and]11 its long-term, unsecured and unsubordinated debt obligations are rated at least as high as "A2", or such other ratings as may be agreed with Moody's from time to time.

"MOODY'S CRITERIA" means that the Collateral Amount shall equal the sum of (a) the product of A multiplied by the mark-to-market value of the outstanding Transactions as determined by Party A in good faith on each Local Business Day and (b) the product of B multiplied by the current aggregate notional amounts of the outstanding Transactions, where:

(w) "A" means [102%] and "B" means [0%] if the long-term, unsecured and unsubordinated debt obligations [or the short-term, unsecured and unsubordinated debt obligations]12 of Party A (or its successor) [or any credit support provider of Party A /



-----------------------------
10 Delete if Party A is AIG
11 Delete if Party A is AIG
12 Delete if Party A is AIG

      Party A's Credit Support Provider (or its successor)]13, is downgraded below ["A1"] [or ["Prime-1"]]14 by Moody's;

(x) "A" means [102%] and "B" means [2.0%] if the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor) [or any credit support provider of Party A / Party A's Credit Support Provider (or its successor)]15 is downgraded below ["A2"] by Moody's;

(y) "A" shall be equal to or greater than [102%] [(as determined by Moody's)]16 and "B" shall be equal to or greater than [3%/5% (as determined by Moody's)]17 if the long-term unsecured and unsubordinated debt obligations [or the short term, unsecured and unsubordinated debt obligations]18 of Party A (or its successor) [or any credit support provider of Party A / Party A's Credit Support Provider (or its successor)]19, is downgraded below ["Baa2"] [or ["Prime-2"]]20 by Moody's; and

(z)   "A" means 0% and "B" means 0% in all other cases.

      In relation to paragraphs (ii)(4) and (iii)(2) above, Party A will, upon receipt of reasonable notice from Moody's demonstrate to Moody's the calculation by Party A of the mark-to-market value of the outstanding Transactions. In relation to paragraph (iii)(2) above, Party A will, at its own cost, on receipt of reasonable notice from Moody's (which, for the avoidance of doubt, will be no less than 30 days) arrange a third party valuation of the mark-to-market value of the outstanding Transactions.

(iv) In the event that the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor) [or any credit support provider from time to time in respect of Party A / the Credit Support Provider of Party A (or its successor)]21 cease to be rated at least as high as F1+ (or its equivalent) by Fitch Ratings Ltd ("Fitch") and as a result of such downgrading, the then current rating of the Series [1/2/4] Class [A/B/C] Second Issuer Notes is downgraded or placed under review for possible downgrade by Fitch (a "Fitch Rating Event") then Party A will, on a reasonable efforts basis within 30 days of the occurrence of such Fitch Rating Event, at its own cost, either:

      (A) put in place an appropriate mark-to-market collateral agreement, (which may be based on the credit support documentation published by ISDA, or otherwise, and relates to collateral in the form of cash or securities or both to be posted on a weekly basis) in support of Party A's obligations under this Agreement provided that (x) Party A shall be deemed to have satisfied the requirements of Fitch if the Collateral Amount is determined on a basis which is no more onerous than the Fitch Criteria (defined below), and (y) the Collateral Amount shall not be required to exceed such amount as would be required (in accordance with the Fitch Criteria) to maintain the rating of the Series [1/2/4] Class [A/B/C] Second Issuer Notes at the level at which they were immediately prior to such Fitch Rating Event;

----------------------------------
13 Option 2 for AIG only
14 Delete if Party A is AIG
15 Option 2 for AIG only
16 Moody's discretion to be deleted for Aaa issuer swap providers subject to footnote 17
17 Moody's discretion to be deleted for Aaa issuer swap providers, however "B"
   shall equal 5%
18 Delete if Party A is AIG
19 Option 2 for AIG only
20 Delete if Party A is AIG
21 Option 2 for AIG only

      (B) transfer all of its rights and obligations with respect of this Agreement to a replacement third party satisfactory to the Security Trustee (whose consent shall be given if Fitch confirms that such transfer would maintain the ratings of the Series [1/2/4] Class [A/B/C] Second Issuer Notes by Fitch at, or restore the rating of the Series [1/2/4] Class [A/B/C] Second Issuer Notes by Fitch to, the level it would have been at immediately prior to such Fitch Rating Event);

      (C) obtain a guarantee of its rights and obligations with respect to this Agreement from a third party satisfactory to the Security Trustee (whose consent shall be given if Fitch confirms that such guarantee would maintain the rating of the Series [1/2/4] Class [A/B/C] Second Issuer Notes at, or restore the rating of the Series [1/2/4] Class [A/B/C] Second Issuer Notes to, the level it would have been at immediately prior to such Fitch Rating Event); or

      (D) take such other action as Party A may agree with Fitch as will result in the rating of the Series [1/2/4] Class [A/B/C] Second Issuer Notes following the taking of such action being maintained at, or restored to, the level it would have been at immediately prior to such Fitch Rating Event.

      "FITCH CRITERIA" means that the Collateral Amount shall equal the sum of
      (a) the product of A multiplied by the mark-to-market value of the outstanding Transactions as determined by Party A in good faith on a weekly basis and (b) the product of B multiplied by the current aggregate notional amounts of the outstanding Transactions, where "A" means [100]% and "B" means [o]%.

(v)   (A)   If Party A does not take any of the measures described in
            paragraph (i) above, such failure shall not be or give rise to an Event of Default but shall constitute an Additional Termination
            Event with respect to Party A which shall be deemed to have occurred on the thirtieth day following the S&P Rating Event with Party A as the sole Affected Party and all Transactions as Affected
            Transactions.

      (B)   If Party A does not take any of the measures described in (ii)(1),
            (2), (3) or (4) above, such failure shall not be or give rise to an Event of Default but shall constitute an Additional Termination Event with respect to Party A and shall be deemed to have occurred on the thirtieth day following the occurrence of such Initial Moody's Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

      (C) If Party A does not take the measures described in (iii)(2) above, such failure shall give rise to an Event of Default with respect to Party A and shall be deemed to have occurred on the thirtieth day following such Subsequent Moody's Rating Event with Party A as the Defaulting Party. Further, notwithstanding, Section 5(a)(ii) of this Agreement, if 10 days after receiving notice of failure to use its [reasonable/best] efforts either to transfer as described in
            (iii)(1)(aa), find a co-obligator as described in (iii)(1)(bb) or take such other action as described in (iii)(1)(cc), Party A still has not used [reasonable/best] efforts to take one of the above courses of action, this shall not constitute an Event of Default but shall be an Additional Termination Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

22   B will be determined according to the maturity of the relevant note. In relation to the non-bullet notes, B will equal 3.5% (notes mature in over 15 years).
In relation to the bullet notes, the following values will apply:

                    Value for B
Series 1 Class A    0.75% (notes mature in under 5 years)
Series 2 Class A    0.75% (notes mature in under 5 years)
Series 4 Class A    1.25% (notes mature in over 5 years but under 10 years)

      (D) If Party A does not take the measures described in paragraph (iv) above, such failure shall not be or give rise to an Event of Default but shall constitute an Additional Termination Event with respect to Party A which shall be deemed to have occurred on the thirtieth day following the Fitch Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

      (E) In the event that Party B were to designate an Early Termination Date and there would be a payment due to Party A, Party B may only designate such an Early Termination Date in respect of an Additional Termination Event under this Part 5(e) if Party B has found a replacement counterparty willing to enter into a new transaction on terms that reflect as closely as reasonably possible the economic, legal and credit terms of the Terminated Transactions with Party A.

Each of Party B and the Security Trustee shall use their reasonable endeavours to co-operate with Party A in putting in place such credit support documentation, including agreeing to such arrangements in such documentation as may satisfy S&P, Moody's and / or Fitch, as applicable, with respect to the operation and management of the collateral and entering into such documents as may reasonably be requested by Party A in connection with the provision of such collateral.

(g)   TRANSFER POLICY

Section 7 shall not apply to Party A, who shall be required to comply with, and shall be bound by, the following:

Without prejudice to Section 6(b)(ii) as amended in the Schedule, Party A may transfer all (but not part only) of its interests and obligations in and under this Agreement to any of its Affiliates (a "Transferee") upon providing five Business Days' prior written notice to the Note Trustees, provided that:

(i) the Transferee is rated at least AA- by S&P, Aa3 by Moody's and F1+ by Fitch, or its performance under the Agreement and related Transactions will be guaranteed in full by Party A;

(ii) the Ratings Agencies have confirmed that the transfer will not result in the then current rating of the Series [1/2/4] Class [A/B/C] Second Issuer Notes being downgraded;

(iii) the Transferee will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date to withhold or deduct on account of any Tax (except in respect of default interest) amounts in excess of that which Party A would, on the next succeeding Scheduled Payment Date have been required to so withhold or deduct unless the Transferee would be required to make additional payments pursuant to Section 2(d)(i)(4) corresponding to such excess;

(iv) a Termination Event or Event of Default does not occur as a result of such transfer;

(v) no additional amount will be payable by Party B to Party A or the Transferee on the next succeeding Scheduled Payment Date as a result of such transfer; and

(vi) the Transferee confirms in writing that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision.


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

With respect to (iii) above, each party agrees to make such Payee Tax Representations and Payer Tax Representations as may reasonably be requested by the other party in order to reasonably satisfy such other party that such withholding or deduction will not occur."

Following the transfer, all references to Party A shall be deemed to be references to the Transferee.

(h)   ADDITIONAL REPRESENTATION

Section 3 is amended by the addition at the end thereof of the following additional representations:

(i) "(g) NO AGENCY. It is entering into this Agreement and each Transaction as principal and not as agent of any person."

(ii)  The following additional representation shall be given by Party A only:

      "(h) PARI PASSU. Its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law."

(i)   RECORDING OF CONVERSATIONS

Each party to this Agreement acknowledges and agrees to the tape recording of conversations between the parties to this Agreement whether by one or other or both of the parties.

(j)   RELATIONSHIP BETWEEN THE PARTIES

The Agreement is amended by the insertion after Section 14 of an additional
Section 15, reading in its entirety as follows:

"15.  RELATIONSHIP BETWEEN THE PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) NON RELIANCE. It is acting for its own account, and it has made its own decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(b) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.


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

(c) STATUS OF PARTIES. The other party is not acting as a fiduciary or an adviser for it in respect of that Transaction."

(k)   TAX

The Agreement is amended by deleting Section 2(d) in its entirety and replacing it with the following:

"(d)  Deduction or Withholding for Tax

(i)   Requirement to Withhold

      All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required (including, for the avoidance of doubt, if such deduction or withholding is required in order for the payer to obtain relief from Tax) by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party ("X") is so required to deduct or withhold, then that party (the "DEDUCTING PARTY"):

      (1)   will promptly notify the other party ("Y") of such requirement;

      (2) will pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any Gross Up Amount (as defined below) paid by the Deducting Party to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

      (3) will promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

      (4) if X is Party A, X will promptly pay in addition to the payment to which Party B is otherwise entitled under this Agreement, such additional amount (the "GROSS UP AMOUNT") as is necessary to ensure that the net amount actually received by Party B will equal the full amount which Party B would have received had no such deduction or withholding been required.

(ii)  Liability

      If:

      (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding for or on account of any Tax; and

      (2)   X does not so deduct or withhold; and

      (3)   a liability resulting from such Tax is assessed directly against X,

      then, except to the extent that Y has satisfied or then satisfies the liability resulting from such Tax, (A) where X is Party B, Party A will promptly pay to Party B the amount of such liability (the "Liability Amount") (including any related liability for interest and together with an amount equal to the Tax payable by Party B on receipt of such amount but including any related liability for penalties only if Party A has failed to comply with or perform any agreement contained in
      Section 4(a)(i), 4(a)(iii) or 4(d)) and Party B will promptly pay to the relevant government revenue authority the amount of such liability (including any related liability for interest and penalties) and (B) where X is Party A and Party A would have been required to pay a Gross Up Amount to Party B, Party A will promptly pay to the relevant government revenue authority the amount of such liability (including any related liability for interest and penalties).

(iii) Tax Credit etc.

      Where Party A pays an amount in accordance with Section 2(d)(i)(4) above, Party B undertakes as follows:

      (1) to the extent that Party B obtains any Tax credit, allowance, set-off or repayment from the tax authorities of any jurisdiction relating to any deduction or withholding giving rise to such payment (a "Tax Credit"), it shall pay to Party A as soon as practical after receipt of the same so much of the cash benefit (as calculated below) relating thereto which it has received as will leave Party B in substantially the same (but in any event no worse) position as Party B would have been in if no such deduction or withholding had been required;

      (2) the "cash benefit" shall, in the case of a Tax credit, allowance or set-off, be the additional amount of Tax which would have been payable by Party B in the jurisdiction referred to in (1) above but for the obtaining by it of the said Tax credit, allowance or set-off and, in the case of a repayment, shall be the amount of the repayment together, in either case, with any related interest or similar payment obtained by Party B;

      (3) it will use all reasonable endeavours to obtain any Tax Credit as soon as is reasonably practicable provided that it shall be the sole judge of the amount of such Tax Credit and of the date on which the same is received and shall not be obliged to disclose to Party A any information relating to its tax affairs or tax computations save that Party B shall, upon request by Party A, supply Party A with a reasonably detailed explanation of its calculation of the amount of any such Tax Credit and of the date on which the same is received; and

      (4) it will ensure that any Tax Credit obtained is paid directly to Party A, and not applied in whole or part to pay any other Issuer Secured Creditor or any other party, both prior to and subsequent to any enforcement of the security constituted by the Second Issuer Deed of Charge."

(l)   SECURITY, ENFORCEMENT AND LIMITED RECOURSE

(i) Party A agrees with Party B and the Security Trustee to be bound by the terms of the Second Issuer Deed of Charge and, in particular, confirms that: (A) no sum shall be payable by or on behalf of Party B to it except in accordance with the provisions of the Second Issuer Deed of Charge; and
      (B) it will not take any steps for the winding up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of Party B or of any or all of its revenues and assets nor participate in any ex parte proceedings nor seek to enforce any judgment against Party B, subject to the provisions of the Second Issuer Deed of Charge.



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

(ii) In relation to all sums due and payable by Party B to Party A, Party A agrees that it shall have recourse only to Second Issuer Available Funds, but always subject to the order of priority of payments set out in the Second Issuer Cash Management Agreement and the Second Issuer Deed of Charge.

(m)   CONDITION PRECEDENT

Section 2(a)(iii) shall be amended by the deletion of the words "a Potential Event of Default" in respect of obligations of Party A only.

(n)   REPRESENTATIONS

Section 3(b) shall be amended by the deletion of the words "or Potential Event of Default" in respect of the representation given by Party B only.

(o)   ADDITIONAL DEFINITIONS

Words and expressions defined in the Amended and Restated Master Definitions and Construction Schedule (the "MASTER SCHEDULE") and the Second Issuer Master Definitions and Construction Schedule (the "ISSUER SCHEDULE") (together the "MASTER DEFINITIONS SCHEDULE") signed for the purposes of identification on [o] shall, except so far as the context otherwise requires, have the same meaning in this Agreement. In the event of any inconsistency between the definitions in this Agreement and in the Master Definitions Schedule the definitions in this Agreement shall prevail. In the event of any inconsistency between the Master Schedule and the Issuer Schedule, the Issuer Schedule shall prevail. The rules of interpretation set out in the Master Definitions Schedule shall apply to this Agreement.

(p)   CHANGE OF ACCOUNT

Section 2(b) of this Agreement is hereby amended by the addition of the following at the end thereof:

"; provided that such new account shall be in the same tax jurisdiction as the original account and such new account, in the case of Party B, is held with a financial institution with a short term unsecured, unsubordinated and unguaranteed debt obligation rating of at least P-1 (in the case of Moody's), A-1+ (in the case of S&P) and F1+ (in the case of Fitch)."

(q)   MODIFICATIONS TO CLOSE OUT PROVISIONS

Upon the occurrence of an Event of Default or an Additional Termination Event with respect to Party A, Party B will be entitled (but not obliged in the event that it does not designate an Early Termination Date) to proceed in accordance with Section 6 of the Agreement subject to the following:

(i) For the purposes of Section 6(d)(i), Party B's obligation with respect to the extent of information to be provided with its calculations is limited to information Party B has already received in writing and provided Party B is able to release this information without breaching the provisions of any law applicable to, or any contractual restriction binding upon, Party B.

(ii) The following amendments shall be deemed to be made to the definition of "Market Quotation":

      (A) the word "firm" shall be added before the word "quotations" in the second line; and

      (B) the words "provided that the documentation relating thereto is either the same as this Agreement and the existing confirmations hereto (and the long term unsecured and unsubordinated debt obligations of the Reference Market-maker is rated not less than "AA-" by S&P, "A1" by Moody's and "F1+" by Fitch (or, if such Reference Market-maker is not rated by a Rating Agency, at such equivalent rating that is acceptable to such Rating Agency) or the Rating Agencies have confirmed in writing such proposed documentation will not adversely impact the ratings of the Notes" shall be added after "agree" in the sixteenth line; and

      (C)   the last sentence shall be deleted and replaced with the following:

            "If, on the last date set for delivery of quotations, exactly two quotations are provided, the Market Quotation will be either (a) the lower of the two quotations where there would be a sum payable by Party A to Party B, or (b) the higher of the two quotations where there would be a sum payable by Party B to Party A. If only one quotation is provided on such date, Party B must accept such quotation as the Market Quotation. If no quotation has been provided, it will be deemed that the Market Quotation in respect of the Terminated Transaction cannot be determined."

(iii) For the purpose of the definition of "Market Quotation", and without limitation of the general rights of Party B under the Agreement:

      (A) Party B will undertake to use its reasonable efforts to obtain at least three firm quotations as soon as reasonably practicable after the Early Termination Date and in any event within the time period specified pursuant to Part 5(q)(iii)(C) below;

      (B) Party A shall, for the purposes of Section 6(e), be permitted to obtain on behalf of Party B quotations from Reference Market-makers;

      (C) If no quotations have been obtained within 6 Local Business Days after the occurrence of the Early Termination Date or such longer period as Party B may specify in writing to Party A, then it will be deemed that the Market Quotation in respect of the Terminated Transaction cannot be determined;

      (D) Party B will be deemed to have discharged its obligations under Part 5(q)(iii)(A) above if it promptly requests, in writing, Party A (such request to be made within two Local Business Days after the occurrence of the Early Termination Date) to obtain on behalf of Party B quotations from Reference Market-makers and Party A agrees to act in accordance with such request; and

      (E) Party B will not be obliged to consult with Party A as to the day and time of obtaining any quotations.


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